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                                1,154,194 Shares


                                 MARK VII, INC.


                                  Common Stock




                             UNDERWRITING AGREEMENT



       , 1995
ALEX. BROWN & SONS INCORPORATED
135 East Baltimore Street
Baltimore, Maryland 21202

Gentlemen:

   Roger M. Crouch, The Sugar Lakes Foundation, The Catherine Fenner Crouch Charitable Remainder Unitrust I, Rosalie C. Sisson, and Rosalie C. Sisson, as custodian for Alexandra Catherine Sisson (collectively, the "Selling Shareholders") propose to sell to you as underwriter (the "Underwriter") an aggregate of 1,154,194 shares (the "Firm Shares") of the Common Stock, par value $0.10 per share, of Mark VII, Inc., a Missouri corporation (the "Company"). The respective amounts of the Firm Shares to be sold by the Selling Shareholders are set forth opposite their names in Schedule I hereto. The Selling Shareholders also propose to sell at the Underwriter's option an aggregate of up to 115,419 additional shares of the Company's Common Stock (the

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"Option Shares") as set forth in Schedule II below.

   As the Underwriter, you have advised the Company and the Selling Shareholders that you are willing to purchase the Firm Shares, plus the Option Shares if you elect to exercise the over-allotment option in whole or in part. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

   In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

        1. Representations and Warranties of the Company and the Selling Shareholders.

   (a)  The Company represents and warrants as follows:

    (i)   A registration statement on Form S-3 (File No. 33-   ) with respect to
the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the"Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a"Preliminary Prospectus." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as

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the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Underwriter.

    (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement; each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification and where failure to qualify would have a materially adverse effect upon the business or properties of the Company and the Subsidiaries taken as a whole; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and security interests, except as set forth in Exhibit B; and, except as set forth in Exhibit B no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

    (iii) The outstanding shares of Common Stock of the Company, including all Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares.

    (iv) The Shares conform with the statements concerning them under the caption "Description of Capital Stock" in the Registration Statement.

    (v) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the

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proposed offering of the Shares nor instituted proceedings for that purpose. The
Registration Statement and the Prospectus and any amendments or supplements thereto in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934 or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, including any documents incorporated by reference therein, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, or any documents incorporated by reference therein, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof.

    (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedule as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations of the Company and the Subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected and summary financial and statistical data included or incorporated by reference in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

    (vii) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which is reasonably likely to result in any materially adverse change in the business or condition of the Company and of the

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Subsidiaries taken as a whole, except as set forth in the Registration
Statement.

    (viii) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement.

    (ix) The Company and the Subsidiaries have filed all Federal, State and foreign, if any, income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, and are not being contested in good faith, and that failure to file would result in a materially adverse effect on the business and operations of the Company and the Subsidiaries taken as a whole.

    (x) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any materially adverse change or, to the Company's knowledge, any development involving a prospective materially adverse change in or affecting the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, other than general economic and industry conditions, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

    (xi) Except as set forth in the Registration Statement, neither the Company nor any of the Subsidiaries is in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Charter or by-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

    (xii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriter under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

    (xiii) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement would result in a materially adverse change in the business of the Company and the Subsidiaries taken as a whole.

    (xiv) Arthur Andersen llp, who have audited certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

    (xv) To the best of the Company's knowledge, there are no affiliations between any member of the National Association of Securities Dealers, Inc. and any of the Company's directors, officers or 5% or greater security holders, except as set forth in the Registration Statement or as disclosed to the Underwriter in writing.

   (b)  Each of the Selling Shareholders severally represents and

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warrants as follows:

    (i) Such Selling Shareholder has and at the Closing Date or Option Closing Date (as hereinafter defined), as the case may be, will have good and valid title to the Firm Shares or Option Shares to be sold by such Selling Shareholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares or Option Shares; and upon the delivery of and payment for such Firm Shares or Option Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the Underwriter.

    (ii) The consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

    (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

    (iv) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder, with the prior written consent of the Underwriter, or pursuant to the exercise of options granted to Thomas F. Laughlin pursuant to a Stock Purchase Agreement between Messrs. Crouch and Laughlin effective June 1, 1985, as described in the section captioned "Principal and Selling Shareholders" in the Prospectus.

    (v) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and

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correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Firm Shares or Option Shares, as the case may be, by such Selling Shareholder pursuant hereto is not prompted by any material, non-public information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement.

    In order to document the Underwriter's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable from or statement specified by Treasury Department regulations in lieu thereof).


    2. Purchase, Sale and Delivery of the Firm Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Shareholders agree to sell to the
Underwriter, and the Underwriter agrees to purchase, at a price of $       per
share, the Firm Shares. The obligations of each of the Selling Shareholders shall be several and not joint.

    Certificates in negotiable form for the total number of the Firm Shares to be sold hereunder by the Selling Shareholders have been placed in custody with Lathrop & Norquist, L.C. as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Shareholder for delivery of all Firm Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Firm Shares represented by the certificates held in custody for the Selling Shareholders under the Custodian Agreement are subject to the interests of the Underwriter hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriter) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a Selling Shareholder that is a trust or other entity) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriter of the Firm Shares hereunder, certificates for the Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Firm Shares held by it against delivery of such Firm Shares.

    Payment for the Firm Shares to be sold by the Selling Shareholders hereunder is to be made in New York Clearing House funds by certified or bank cashier's checks drawn to the order of "Lathrop & Norquist, L.C., Custodian" in each case against delivery of certificates therefor to the Underwriter. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 A.M., Baltimore time, on the fifth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriter requests in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Underwriter at least one business day prior to the Closing Date.

    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this
Section 2. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you to the Company and to the Selling Shareholders setting forth the number of Option Shares as to which you are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by you but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over- allotments in the sale of the Firm Shares by the Underwriter. You, as the Underwriter, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholders. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's checks drawn to the order of "Lathrop & Norquist, L.C., Custodian" against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

    3. Offering by the Underwriter. It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as it deems it advisable to do so. The Firm Shares are to be offered to the public at the Price to Public set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriter will offer them to the public on the foregoing terms.

    4. Covenants of the Company. The Company covenants and agrees with the Underwriter and the Selling Shareholders that:

    (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

    (b) The Company will advise the Underwriter promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

    (c) The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

    (d) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement, including documents incorporated by reference therein, but without exhibits, and of all amendments thereto, as the Underwriter may reasonably request.

   (e) If during the period in which a prospectus is required by law to be delivered by the Underwriter or a dealer, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Securities Exchange Act of 1934 which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

    (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

    (g) The Company will, for a period of five years from the Closing Date, deliver to the Underwriter copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Underwriter similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

    (h) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter, except that the Company may, without such consent, issue shares upon the exercise of options outstanding on the date of this Agreement issued pursuant to the

Company's employee benefit plans or issued as consideration for future acquisitions.

    5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations and those of the Selling Shareholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses excluding the fees and disbursements of counsel for the Underwriter incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; and the expenses, including the fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Selling Shareholders will promptly reimburse the Company for any and all expenses incurred by the Company pursuant to this Agreement (including, but not limited to, accounting and legal fees, printing costs, filing fees and blue sky fees, but excluding travel and out-of-pocket expenses incurred in connection with the Company's marketing efforts). The Selling Shareholders will also pay any and all underwriting discounts and commissions, and will pay the legal fees of Lathrop & Norquist, L.C., counsel for the Selling Shareholders. The obligations of the Selling Shareholders shall be satisfied by the Custodian out of the proceeds of sale of the Shares. Any transfer taxes imposed on the sale of the Shares to the Underwriter will be paid by the Selling Shareholders pro rata. The Company shall not, however, be required to pay for any of the Underwriter's expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Underwriter, then the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Shares.

    6. Conditions of Obligations of the Underwriter. The obligations of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

    (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated by the Commission.

    (b) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Shook, Hardy & Bacon P.C., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that:

        (i) The Company has authorized and outstanding capital stock as set forth in, or incorporated by reference in, the Prospectus; the certificates for the Shares are in due and proper form; and, the shares of Common Stock, including the Option Shares, if any, to be sold by the Selling Shareholders pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

        (ii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

        (iii) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as applicable and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein).

        (iv) To such counsel's actual knowledge, there are no contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

        (v) This Agreement has been duly authorized, executed and delivered by the Company.

        (vi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the National Association of Securities Dealers, Inc. or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

    In rendering such opinion, Shook, Hardy & Bacon P.C. may rely as to matters governed by the laws of states other than Missouri or Federal laws on local counsel in such jurisdictions, provided that in each case Shook, Hardy & Bacon P.C. shall state that they believe that they and the Underwriter are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) or any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included or incorporated by reference therein). With respect to such statement, Shook, Hardy & Bacon P.C. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

    (c) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of James T. Graves, Esq., Vice Chairman, Secretary, and General Counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that:

        (i) The Company has been duly organized as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Subsidiaries has been duly organized as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, and in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

        (ii) The authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform in all material respects to the description thereof contained in, or incorporated by reference in, the Prospectus; and no preemptive rights of stockholders exist with respect to any of the Shares.

        (iii) Such counsel knows of no material legal proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

        (iv) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or by-laws of the Company, or any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

         (v) The statements under the caption "Investment Considerations -- Government Regulation" in the Prospectus, the statements under the caption "Business -- Government Regulation" and "Legal Proceedings" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the statements under the caption "Certain Relationships and Related Transactions" in the Company's Notice of 1995 Annual Meeting of Shareholders and Proxy Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

    (d) The Underwriter shall have received on the Closing Date the opinion of Lathrop & Norquist, L.C., counsel for the Selling Shareholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that:

        (i) This Agreement has been duly authorized, executed and delivered on behalf of each of the Selling Shareholders.

        (ii) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Firm Shares or Option Shares, as the case may be, to be sold by such Selling Shareholder.

        (iii) The Custodian Agreement executed and delivered by each Selling Shareholder is a valid, irrevocable instrument legally sufficient for the purposes intended.

        (iv) The Underwriter (assuming that it is a bona fide purchaser within the meaning of the Uniform Commercial Code) has acquired good and marketable title to the Firm Shares or Option Shares, as the case may be being sold by each Selling Shareholder on the Closing Date or Option Closing Date, free and clear of all claims, liens, encumbrances and security interests whatsoever.

    In rendering such opinion, Lathrop & Norquist, L.C. may rely as to matters governed by the laws of states other than Missouri or Federal laws on local counsel in such jurisdictions, provided that in each case Lathrop & Norquist, L.C. shall state that they believe that they and the Underwriter are justified in relying on such other counsel.

    (e) The Underwriter shall have received from Piper & Marbury llp, its counsel, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii) and (v) of Paragraph (b), subparagraph (ii) of Paragraph (c), and subparagraph (i) of Paragraph (d) of this Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Missouri. In rendering such opinion Piper & Marbury llp may rely as to all matters governed other than by the laws of the State of Maryland or Federal laws on the opinions of counsel referred to in paragraphs (b), (c) and (d) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) or any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included or incorporated by reference therein). With respect to such statement, Piper & Marbury llp may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

    (f) The Underwriter shall have received at or prior to the Closing Date from Piper & Marbury llp a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably have designated to the Company.

    (g) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Arthur Andersen llp, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriter on the date hereof that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Underwriter.

    (h) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chairman of the Board, President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

        (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

        (ii) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in
Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

        (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct in all material respects, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

    (i) The Company and the Selling Shareholders shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties contained herein and related matters as the Underwriter may reasonably have requested.

    (j) The Firm Shares and the Option Shares, if any, have been approved for listing on the Nasdaq Stock Market.

    The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Piper & Marbury llp, its counsel.

    If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

    In such event, the Company, the Selling Shareholders and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Selling Shareholders. The obligations of the Selling Shareholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened, and (ii) the Underwriter shall have tendered payment for the Firm Shares or the Option Shares, as the case may be.

   8.   Indemnification.

    (a) The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which the Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(a) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Firm Shares sold hereunder which is being sold by such Selling Shareholder, or (ii) the proceeds received by such Selling Shareholder from the Underwriter in the offering. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, omission or alleged omission made in a Preliminary Prospectus, but eliminated in the Prospectus, such indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, liability, claim or damage purchased the shares (or to the benefit of any person who controls the Underwriter) if a copy of the Prospectus was not furnished to such person at or prior to the time required by the Act to be so furnished. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholders may otherwise have.

    (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

    (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total Firm Shares sold hereunder which is being sold by such Selling Shareholder, or (B) the proceeds received by such Selling Shareholder from the Underwriter in the offering.

   (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

    9.    Notices.   All communications hereunder shall be in writing and,
except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the

Underwriter, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention: David G. Bannister, Managing Director; if to the Company, to Mark VII, Inc., 10100 N.W. Executive Hills Boulevard, Suite 200, Kansas City, Missouri 64153, Attention: J. Michael Head, Executive Vice President, Chief Financial Officer and Treasurer; if to the Selling Shareholders, to Roger M. Crouch, 3220 Lands End Lane, Port Townsend, Washington 98368.

    10. Termination. This Agreement may be terminated by you by notice to the Company and to the Selling Shareholders as follows:

    (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale, or (ii) 11:30 A.M. on the first business day following the date of this Agreement;

    (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any materially adverse change or any development involving a prospective materially adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a materially adverse effect on the securities markets in the United States; or

   (c)  as provided in Section 6 of this Agreement.

   This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriter to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Section 6 of this Agreement.

    11. Successors. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

    12. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

    If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the Underwriter in accordance with its terms.

                            Very truly yours,

                            Mark VII, Inc.

By:________________________________________
    J. Michael Head
    Executive Vice President, Chief
    Financial Officer and Treasurer


                              Selling Shareholders




By:________________________________________
    Roger M. Crouch
    Attorney-in-Fact




The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


Alex. Brown & Sons Incorporated



By:___________________________________________
              Authorized Officer

                                   SCHEDULE I

                        Schedule of Selling Shareholders

                                      Number of Firm Shares
     Selling Shareholder                   to be Sold
 Roger M. Crouch                            875,336
 The Sugar Lakes Foundation                 118,182
 The Catherine Fenner Crouch
   Charitable Remainder Unitrust I           90,909
 Rosalie C. Sisson                           68,858
 Rosalie C. Sisson, as custodian for
   Alexandra Catherine Sisson                   909
                                          ---------
      Total                               1,154,194

                                   SCHEDULE II

                            Schedule of Option Shares


                                       Maximum Number          Percentage of
                                      of Option Shares        Total Number of
Name of Seller                           to be Sold            Option Shares
Roger M. Crouch                            87,533                  75.83%
The Sugar Lakes Foundation                 11,818                  10.24%
The Catherine Fenner Crouch
Charitable Remainder Unitrust I             9,091                   7.88%
Rosalie C. Sisson                           6,886                   5.97%
Rosalie C. Sisson, as custodian for
Alexandra Catherine Sisson                     91                   0.08%
                                          -------                  ------
          Total                           115,419                  100.0%


                                    EXHIBIT A

                              List of Subsidiaries

                                              Jurisdiction of
Name of Subsidiary                             Incorporation

Mark VII Transportation Company, Inc.             Delaware

Mark VII Trucking, Inc.                           Delaware

Apollo Express, Inc.                              Kansas

Neptune Trucking, Inc.                            Kansas

Jupiter Transportation, Inc.                      Kansas

Taurus Trucking, Inc.                             Kansas

Orion Express, Inc.                               Kansas

Capricorn Transportation, Inc.                    Kansas

MNX Carriers, Inc.                                Delaware

Missouri-Nebraska Express, Inc.                   Iowa

MNX Transport, Inc.                               Missouri

MNX Trucking, Inc.                                Missouri

                                    EXHIBIT B

            Liens and Encumbrances on Capital Stock of Subsidiaries;
          Options, Warrants or Other Rights to Purchase, Agreements or
            Other Obligations to Issue or Other Rights to Convert Any
         Obligations into Shares of Capital Stock or Ownership Interests in the Subsidiaries